                                                                    EXHIBIT 12.1

                               XTRA CORPORATION
           STATEMENT OF THE CALCULATION OF EARNINGS TO FIXED CHARGES
                 FOR THE THREE YEARS ENDED SEPTEMBER 30, 2000
                             (Millions of dollars)

                                                                                   2000             1999              1998
                                                                                 -------          -------           -------
EARNINGS
Income from operations before provision for income taxes                         $   105          $    58           $    99
  Add:  Fixed charges (below)                                                         63               60                60
                                                                                 -------          -------           -------
                                                                                 $   168          $   118           $   159
                                                                                 =======          =======           =======

FIXED CHARGES                                                                    $    63          $    60           $    60
                                                                                 =======          =======           =======
Ratio of Earnings to Fixed Charges                                                   2.7              2.0               2.7
                                                                                 =======          =======           =======

Note: For purposes of computing the ratio of earnings to fixed charges, earnings represent income from operations before taxes plus fixed charges. Fixed charges for operations consist of interest on indebtedness, the portion of rental equipment lease financing which is deemed interest, and the portion of rental expense which is deemed interest.

          Exclusive of the $39 million of one-time charges recorded in fiscal 1999, the ratio of earnings to fixed charges would have been 2.6.

                                                                              24